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NEWS RELEASE                                                        EXHIBIT 99.1

For further information contact:

Kerry J. Chauvin                                        Joseph P. Gallagher, III
Chief Executive Officer                                  Chief Financial Officer
(504) 872-2100                                                    (504) 872-2100

FOR IMMEDIATE RELEASE
FEBRUARY 4, 1999

                         GULF ISLAND FABRICATION, INC.
                       ANNOUNCES RESIGNATION OF DIRECTOR

     HOUMA, LA - GULF ISLAND FABRICATION, INC. (NASDAQ: GIFI) announced today that Stephen G. Benton, Jr., a director of the Company since February, 1998, has resigned.